EXHIBIT 10.1


                           THE MIDDLEBY CORPORATION
                            1400 Toastmaster Drive
                             Elgin, Illinois 60120



                                                       February 15, 2005




William F. Whitman, Jr.
8050 Southeast S.E. Little Harbour Drive, H-7
Hobe Sound, Florida  33455

Mr. Whitman:

            Reference is made to that certain Stock Repurchase Agreement, dated as of December 23, 2004 (the "Agreement"), by and among The Middleby Corporation (the "Company"), you and the other parties signatory thereto.

            You hereby agree that, pursuant to Section 6.3(a) of the Agreement, the payment by the Company to you in the amount of $7,500,000 by wire transfer of immediately available funds shall constitute the full and final satisfaction of the Company's obligations to fund the monthly pension benefits described in Section 7(a) of the Amended and Restated Employment Agreement of William F. Whitman, Jr., dated January 1, 1995, as amended (the "Monthly Pension Benefits"). Upon receipt of the foregoing amount, you also hereby agree to release absolutely and forever discharge the Company and each of its affiliated companies from and against all obligations to provide the Monthly Pension Benefits.

            Except as expressly set forth herein, this letter shall not, by implication or otherwise, alter, modify, amend or in any way affect any of the terms, conditions, obligations or agreements contained in the Agreement, and the Agreement is hereby ratified and confirmed and shall remain in full force and effect in accordance with its terms.

            This letter agreement and any dispute arising in connection therewith will be governed by and construed under the law of the State of Delaware without regard to conflicts-of-laws principles that would require the application of any other law. This letter agreement may be executed in any number of counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original, but all of which taken together shall constitute one and the same instrument, and/or by facsimile.

            Please indicate your agreement to the foregoing by signing in the space provided below and returning an executed copy of this letter to the undersigned. Promptly upon execution of this letter agreement by the parties, the Company agrees to make the payment to you described in the second paragraph hereof in accordance with the terms of such paragraph.

                                            Very truly yours,


                                            THE MIDDLEBY CORPORATION



                                            By: /s/  Timothy J. FitzGerald
                                                ------------------------------
                                            Name:  Chief Financial Officer
                                            Title: February 15, 2005

Agreed to and accepted as of
the date first written above:


/s/  William F. Whitman, Jr.
-------------------------------------
WILLIAM F. WHITMAN, JR., individually
February 15, 2005